Investor Presentation June 2017 Exhibit 99.01

Disclaimers Statements contained in this presentation that state the company’s or management’s expectations or predictions of the future are forward-looking statements covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “targeting,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, and our other reports filed with the Securities and Exchange Commission, and available on Valero’s website at www.valero.com. This presentation includes non-GAAP financial measures. Our Reconciliations of non-GAAP financial measures to GAAP financial measures are located at the end of this presentation. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures.

Who We Are Premier Independent Refiner 15 refineries, 3.1 million barrels per day (BPD) of high-complexity capacity Fuels marketed and distributed through bulk and wholesale channels General partner and majority owner of Valero Energy Partners LP Operator and 50% owner of Diamond Green Diesel renewable diesel JV 11,000 BPD production capacity Approximately 10,000 employees $28 billion market capitalization(1) One of North America’s Largest Ethanol Producers 11 plants with 1.4 billion gallons per year (91,000 BPD) ethanol production capacity All convert corn into ethanol and distillers grains Plants were acquired at a fraction of replacement cost Premier plants and low cost operations (1)As of Jun 1, 2017, VLO at $62.12 per share and VLP at $45.36 per unit. (2) For the three months ended Mar 31, 2017. Growth Oriented Master Limited Partnership (NYSE: VLP) Fee based MLP Approximately 1 million(2) BPD of pipeline throughput 2.7 million(2) BPD of terminaling throughput Liquids-focused logistics assets Revenues are 100% fee-based $3 billion market capitalization(1)

Strong Presence in Advantaged U.S. Gulf Coast and Mid-Continent Refineries and ethanol plants are in advantaged locations See slide 26 for capacities.

Current Macro Environment Forecasted world GDP growth Product shortages in Mexico, Central and South America, Europe, Africa, and Eastern Canada Healthy product demand in lower price environment SUPPLY DEMAND See slide 21 for notes regarding this slide and slides 29 and 30 for supply and demand details. REGULATORY AND GEOPOLITICAL U.S. legislative reform remains uncertain U.S. regulatory landscape continues to evolve Emerging global developments Abundant global supply of crude oil and natural gas OPEC cuts are compressing crude quality discounts North American logistics build out added efficiency and removed Mid-Continent bottlenecks Expect ample supply to keep prices low, which should continue driving increased petroleum demand.

Our Strategy for Value Creation Maintain manufacturing excellence: safe, reliable, environmentally responsible operations Focus on earnings growth: Market expansion, margin improvement, operating cost reduction Disciplined capital allocation: deliver distinctive financial results and peer-leading returns to stockholders

Safety and Reliability are Imperative for Profitability See slide 21 for notes regarding this slide. VLO’s injury and process safety event rates in 2016 were the lowest in its history.

Reliability Initiatives Have Improved Refinery Availability and Enabled Higher Utilization and Lower Opex See slide 21 for notes regarding this slide. Source: company reports.

Advantaged Portfolio in U.S. Gulf Coast and Mid-Continent See slide 21 for notes regarding this slide. See slide 26 for capacity and Nelson complexity by refinery. High weighted average Nelson Complexity Index for Valero’s refineries. Capable of accessing and processing wide range of crudes and intermediate feedstocks. Deep pool of skilled labor available in U.S. Gulf Coast. U.S. Mid-Continent U.S. Gulf Coast

Disciplined Capital Management is a Constant in Our Strategy Maintain Strong Balance Sheet (1)Debt-to-cap ratio based on total debt reduced by $2 billion of cash. (2)Peer group includes PSX, MPC, TSO, HFC, and PBF. (3)Payout ratio is the sum of dividends and stock buybacks divided by net income from continuing operations excluding special items. Sustaining Capex Approximately $1.5 billion annually Key to safe and reliable operations Dividend Commitment to shareholders Targeting a dividend payout at the high end of our peer group(2) Non-Discretionary Growth Capex 25% IRR hurdle rate for refining projects Lower hurdle rate for steady cash flow midstream projects Cash Returns Targeting at least 75% payout ratio(3) of adjusted net income for 2017 Stock buyback program consists of ratable and opportunistic purchases Acquisitions Evaluate versus alternative uses of cash Discretionary Maintain investment grade credit rating Target 20% to 30% debt-to-cap ratio(1) 1 2 3

Committed to Delivering Returns to Shareholders Targeting annual dividend increases at a sustainable level. See slide 21 for notes regarding this slide. (1) Annualized based on current quarterly dividend of $0.70 per share. (2) Total payout for last 12 months (LTM) defined as sum of dividends and stock buybacks divided by net income from continuing operations excluding special items. (3) Dividend yield as of Jun 6, 2017. (1) Pacesetting Sustainable growth

Demonstrated Discipline in Capital Allocation Steady investments in maintaining asset base and enhancing margin capability of portfolio. (1)Approximately $265 MM growth capex carried forward for Diamond Pipeline from 2016 to 2017. Sustaining Non-discretionary

Steady Pipeline of High Return Projects Texas City Refinery Expect to spend $1 billion annually on growth investments through 2021 Approximately 50/50 allocation between refining and logistics projects 25% targeted IRR for refining projects Lower hurdle rate for logistics projects Projects in execution phase Houston alkylation unit expected to start up in 1H19 Wilmington cogeneration unit and Diamond Pipeline completions expected in 4Q17 Diamond Green Diesel expansion expected to start up in 1H18 Other projects in development phases Expanding product supply chain into Mexico and Latin America Octane enhancement in U.S. Gulf Coast Cogeneration in North Atlantic Feedstock and product flexibility in U.S. Gulf Coast and North Atlantic See slide 21 for notes regarding this slide. EBITDA estimates are based on average actual prices for 2015 and 2016. Excludes potential M&A.

Investing to Improve Margins and Operating Cost Structure Expect octane demand growth (Tier 3 regulations) Completion expected in 1H19 13 MBPD unit upgrades low value isobutane and amylenes into high value alkylate High octane, low vapor pressure component enables the blending of incremental butane and low octane naphtha Cost-advantaged North American NGL supply $300 MM project cost Cogen plant start up expected in 4Q17 Expect to reduce costs and improve supply reliability for power and steam $110 MM project cost Houston Alkylation Unit Wilmington Cogeneration Plant

Investing to Improve Access to North American Crude Diamond Pipeline 440 miles of 20-inch pipe (200 MBPD capacity) connecting Memphis to Cushing Project is on track for completion in 4Q17 Provides supply flexibility and ability to improve crude blend quality Approximately $460 MM of project cost for Valero’s 50% share

Investing to Increase Premium Renewable Fuels Production Adds 6 MBPD of renewable diesel production capacity Renewable diesel margins expected to be supported by increased usage mandates and carbon pricing $200 MM project cost, 50% of which is Valero’s portion Completion expected in 1H18 Diamond Green Diesel Capacity Expansion

Our Portfolio Facilitates Global Optimization of Product Exports See slide 21 for notes regarding this slide. Distillate Gasoline

See slide 21 for notes regarding this slide. (1) Total stockholder return (TSR) from Dec 31, 2014, through Dec 31, 2016. TSR includes stock price appreciation and dividends paid. (2) EPS adjusted to exclude special or nonrecurring items. Source: Bloomberg and company reports. (3) Average free cash flow (FCF) for 2015 and 2016. FCF is defined as net cash provided by operating activities less capital expenditures; deferred turnaround and catalyst costs; investments in joint ventures; and working capital adjustments. Source: company reports. (4) Refining EBITDA excludes LCM adjustment and turnaround and catalyst costs. Source: Barclays research and company reports. See slides 36 - 40 for VLO non-GAAP disclosures. Delivered Solid Earnings, FCF, and Stockholder Returns Across the Recent Margin Cycle

We Believe Valero is an Excellent Investment Chart data sources: Bloomberg and company reports. See slide 21 for notes and slides 36 - 40 for VLO non-GAAP disclosures. We Believe VLO is Undervalued Disciplined management team Proven operations excellence Safety and reliability drive profitability Premier asset portfolio and best in class operations Strong financial position Clear pathway to earnings growth Disciplined investing to drive earnings growth Delivering industry-leading returns Lowest cash cost operations Distinctive cash flow generation across margin cycles Peer Range Median

Appendix Contents Topic Pages Notes 21 Guidance 22 Equity Performance, Stockholder Returns, Financial Results 23 – 25 Refining Capacity and Nelson Complexity 26 Natural Gas Cost Sensitivity 27 Crude Oil Transportation 28 Fundamentals 29 – 30 Ethanol Segment 31 VLP Segment 32 – 35 Non-GAAP Disclosures 36 – 44 Investor Relations Contacts 45

Notes Slide 5 Macro environment themes represent industry consultant views. Slide 7 Contractor total recordable incident rate from U.S. Bureau of Labor Statistics. Tier 1 three-year rolling averages of process safety events per 20,000 work hours. Tier 1 defined within API Recommended Practice 754. Industry benchmarking and Valero’s performance statistics from Solomon Associates and Valero. Slide 8 Refining cash operating expenses per barrel of throughput, excluding turnaround and D&A, from company reports. Peer group includes PSX, MPC, TSO, HFC, and PBF. Slide 9 Crude distillation capacities by geographic location from company reports and 10-K filings. Gulf Coast region is consistent with EIA’s PADD 3; Mid-Continent region represents PADDs 2 and 4. TSO’s CDU capacity includes WNR acquisition. Valero’s U.S. Gulf Coast and Mid-Continent feedstock ranges are based upon quarterly processing rates between 2012 and 1Q17. Slide 11 Peer group for LTM total payout includes MPC, PSX, and TSO; sourced from company reports. HFC and PBF were excluded due net losses over the period. Energy Select Sector SPDR (NYSE: XLE) includes refining peers PSX, MPC, TSO, and 29 other energy companies such as XOM, CVX, SLB, EOG, OXY, HAL, and KMI. Slide 13 Amounts shown represent targeted EBITDA growth. We are unable to provide a reconciliation of such forward-looking targets because certain information needed to make a reasonable forward-looking estimate is difficult to estimate and dependent on future events which may be uncertain or outside of our control, including with respect to unknown financing terms, project timing and costs, and other potential variables. Accordingly, a reconciliation is not available without unreasonable effort. Slide 17 Valero’s actual U.S. gasoline and diesel export volumes and current and potential future gasoline and distillate export capacities are shown in the chart. Potential future gasoline and distillate export capacities are based upon expansion opportunities identified at the St. Charles (gasoline and distillate), Port Arthur (gasoline and distillate), and Texas City (distillate) refineries. Map shows destinations for products exported from VLO refineries in the U.S., Canada, and the U.K. Slide 18 Peer group includes PSX, MPC, TSO, HFC, and PBF. Slide 19 Peer group for return on invested capital, refining EBITDA per barrel of throughput, net debt-to-EBITDA, dividend yield, and price to earnings ratio includes PSX, MPC, TSO, HFC, and PBF.

Guidance 2Q17 (guidance provided on 1Q17 earnings call) Throughput (MBPD) U.S. Gulf Coast1,690 to 1,740 U.S. Mid-Continent440 to 460 North Atlantic455 to 475 U.S. West Coast285 to 305 Refining operating expenses per barrel throughput$3.70 Ethanol Production (millions of gallons per day)3.8 Operating expenses per gallon of production$0.39 Cash opex$0.34 Non-cash opex$0.05 General and administrative expenses$170 MM Net interest expense$115 MM Depreciation and amortization expense$500 MM 2017 (anticipated) RINs expense ($MM)$750 to $850 Capital expenditures ($MM) $2,700 Sustaining$1,600 Growth$1,100 Port Arthur Refinery

Outperformed All Companies in the XLE(1) Index on TSR Since 2014 (1) XLE includes refining peers PSX, MPC, TSO, and 29 other energy companies such as XOM, CVX, SLB, EOG, OXY, HAL, and KMI. (2) Total stockholder return (TSR) from Dec 31, 2014, through Jun 15, 2017. TSR includes stock price appreciation and dividends paid. VLO +43% XLE-12% XLE component min-74% History of energy sector outperformance under current leadership team. 6/15/2017

Solid Operational Performance Across the Cycle Has Contributed to Distinctive Financial Results Peer group includes PSX, MPC, TSO, HFC, and PBF. (1) Total stockholder return (TSR) from Dec 31, 2014, through Dec 31, 2016. TSR includes stock price appreciation and dividends paid. (2) EPS adjusted to exclude special or nonrecurring items. Source: Bloomberg and company reports. (3) Free cash flow (FCF) is defined as net cash provided by operating activities less capital expenditures; deferred turnaround and catalyst costs; investments in joint ventures; and working capital adjustments. Source: company reports. Delivered solid operational performance in both high and low refining margin environments. Low High

Delivering Cash Returns to Stockholders Is One of Our Priorities 2017 dividends and buybacks through Mar 31. (1) WASO from company 10-K and 10-Q filings. WASO for MPC adjusted for stock split. Peer group includes PSX, MPC, TSO, HFC, and PBF. Reduced share count by over 110 million shares, or 21% since 2011. 451 million shares

Our Refining Capacity and Nelson Complexity Refinery Capacities (MBPD)(1) Nelson Complexity Index Throughput Crude Corpus Christi(2) 370 275 15.1 Houston(4) 235 180 8.9 Meraux 135 125 9.8 Port Arthur(5) 395 335 12.9 St. Charles(6) 340 215 17.1 Texas City 260 225 11.6 Three Rivers 100 89 13.2 U.S. Gulf Coast 1,835 1,444 13.0(3) Ardmore 90 86 12.1 McKee 200 195 8.3 Memphis 195 180 7.9 U.S. Mid-Continent 485 461 8.9(3) Pembroke 270 210 10.1 Quebec City 235 230 7.7 North Atlantic 505 440 8.8(3) Benicia 170 145 16.1 Wilmington 135 85 15.8 U.S. West Coast 305 230 16.0(3) Total 3,130 2,575 11.8(3) (1)Capacities and Nelson complexity indices as of Jan 1, 2017. (2)Represents the combined capacities of two refineries—Corpus Christi East and Corpus Christi West. (3)Weighted average. (4)Reflects startup of new crude unit and in increase of 90 MBPD of crude and 60 MBPD of throughput, net of 30 MBPD displaced FCC feedstock purchases. (5)Reflects 20 MBPD increase in throughput vs. 2015 related to incremental hydrocracker capacity. (6)Reflects 35 MBPD increase in throughput vs. 2015 related to incremental hydrocracker capacity.

U.S. Natural Gas Provides Opex and Feedstock Cost Advantages 2017 average natural gas prices through Jun 1 for U.S. and Europe. Estimated per barrel cost of 915,000 mmBtu/day of natural gas consumption at 12-month rolling average refinery throughput of 2.8 MMBPD. $797 MM pre-tax annual cost advantage Our refining operations consume approximately 915,000 mmBtu/day of natural gas, of which 57% is operating expense and balance is cost of goods sold Significant annual pre-tax cost savings compared to refiners in Europe Prices expected to remain low and disconnected from global oil and gas markets

Pipeline Takeaway Capacity Additions Have Increased Crude Competition in the U.S. Gulf Coast KEY Capacities in MBPD. Pipeline completion and startup dates are subject to change. Bayou Bridge Phase 1 operational with Phase 2 completion expected in 2017. Pipeline capacity additions increased market liquidity and crude competition in U.S. Gulf Coast Discounts for inland crudes versus WTI and Brent have narrowed with falling production and excess logistics capacity Spot space on some pipelines are trading inside of published tariffs Completed 2017 or Later Startup

Source: Consultant and Valero estimates. Net Global Refinery CDU Additions = New Capacity + Restarts – Announced Closures. (Does not include Condensate Splitters.) Updated Jun 6, 2017. Global Petroleum Demand Growth Expected to Outpace Refinery Capacity Expansion

High Demand Continues for U.S. Products in Primary Export Markets

2017 - 2020

Products = Gasoline + Diesel + Jet

North America
+2.2% GDP annual average
+11 MM population
+70 MBPD product demand
+245 MBPD CDU capacity
Net product exports continue to increase

Europe
+1.7% GDP annual average
+5 MM population
+340 MBPD product demand
+200 MBPD CDU capacity*
Net gasoline exports decrease ~100 – 150 MBPD
Net diesel & jet imports increase ~100 – 200 MBPD

Africa
+3.5% GDP annual average
+31 MM population
+310 MBPD product demand
+78 MBPD CDU capacity
Net product imports increase ~150 – 200 MBPD

Latin America
+2.7% GDP annual average
+21 MM population
+310 MBPD product demand
+72 MBPD CDU capacity
Net product imports continues, ~1.6 – 1.7 MMBPD

U.S. Product Exports
12 Month Moving Average (MBPD)



Canada
Mexico
Other Latin America
Europe
Other
1200
800
400
0
'09
'11
'13
'15
'17
Gasoline
Diesel

* New STAR refinery (200 MBPD) in Turkey comes online.
Gasoline represents all finished gasoline plus all blendstocks (including ethanol, MTBE, and other oxygenates). Source: DOE Petroleum Supply Monthly data through Dec 2016.

30

VALERO

Ethanol Business Operations 11 plants with 1.4 billion gallons annual production capacity Dry mill production process, where corn is ground into flour and mixed with water before fermentation Plants purchased for 35% of replacement cost Efficient plants with scale, located in corn belt Operational best practices transferred from refining Plants running at 130% of original design with minimal capital invested Cost advantaged versus the industry Outlook Ethanol demand expected to be strong globally Driven by increasing usage mandates, low gasoline prices, increased vehicle miles traveled and attractive economics for corn-based ethanol exports Increased exports by 240% since 2013 Ethanol plant in Aurora, South Dakota

Grow VLP primarily through drop downs from VLO Target organic growth opportunities and midstream deals strategic to VLO’s core business or that provide third party revenue Grow annual distributions at target rates of 25% through 2017 and at least 20% for 2018 Our Sponsored MLP Valero Energy Partners LP (NYSE:VLP) Strategy & Financial Highlights See slides 42 – 45 for VLP non-GAAP disclosures. * This is the minimum quarterly distribution (MQD). The actual distribution was smaller as it was prorated for the period of Dec 16 – 31. (1) Annualized based on 1Q17 EBITDA. Maintain investment grade credit rating 101% increase in quarterly cash distribution over MQD Grew annualized EBITDA attributable to the Partnership to more than $314 million(1)

Diversified VLP Portfolio(1) (1)Portfolio assets as of Jan 18, 2017.

VLP’s Competitive Strengths Strong Sponsor Strategic relationship with investment grade sponsor VLO Quality Assets High quality, well maintained assets integrated with VLO’s refineries and located in advantaged regions Stable and Predictable Revenues Fee-based agreements with no direct exposure to commodity price risks Contracts with 10 year initial terms and five year renewal terms About 85% of revenues supported by minimum volume commitments Strong Balance Sheet Financial flexibility to fund growth in distribution and distributable cash flow with strong distribution coverage and 2.9x debt/EBITDA ratio(1) Maintain investment grade credit rating Long Runway for Growth Drop downs from sponsor Organic growth and midstream deals that support VLO’s core business or that provide third party revenue Top Tier Distribution Growth Annual distribution growth targets of 25% through 2017 and at least 20% for 2018 (1) Coverage and debt/EBITDA ratios as of Mar 31, 2017. Debt/EBITDA ratio calculated in accordance with debt covenants. See slides 41 – 44 for VLP non-GAAP disclosures.

Approximately $1 Billion of Estimated MLP Eligible EBITDA(1) Inventory Racks, Terminals, and Storage(2) Over 70 million barrels of active shell capacity for crude oil and products 139 truck rack bays Rail Approximately 5,250 purchased railcars, expected to serve long-term needs of ethanol, asphalt, aromatics, and other products Pipelines(2) Over 1,200 miles of active pipelines 440-mile Diamond Pipeline from Cushing to Memphis expected to start up in 4Q17 Marine(2) 51 docks Two Panamax class vessels (joint venture) (1)Estimate as of Apr 20, 2017. We are unable to provide a reconciliation of this forward-looking estimate of non-GAAP EBITDA because certain information needed to make a reasonable forward-looking estimate is difficult to estimate and dependent on future events which may be uncertain or outside of our control, including with respect to unknown financing terms, acquisition timing, unanticipated acquisition costs, negotiation of acquisition terms, and other potential variables. Accordingly, a reconciliation is not available without unreasonable effort. (2)Includes assets that have other joint venture or minority interests. Does not include ethanol assets. Wholesale Fuels Marketing Approximately 800 MBPD fuels distribution volume

VLO Non-GAAP Disclosures: Free Cash Flow VLO defines free cash flow as net cash provided by operating activities less capital expenditures; deferred turnaround and catalyst costs; investments in joint ventures; and working capital adjustments. VLO believes that the presentation of free cash flow provides useful information to investors in assessing our ability to cover ongoing costs and our ability to generate cash returns to stockholders. Analysts and investors often compare cash flow yield among companies as an indication of how much cash flow a company generates over a given time period relative to its stock price. VALERO ENERGY CORPORATION RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES UNDER GAAP TO FREE CASH FLOW (Unaudited, in Millions, Except per Share Amounts) Year Ended Dec 31, 2015 Year Ended Dec 31, 2016 Net cash provided by operating activities $5,611 $4,820 Less: Capital expenditures 1,618 1,278 Less: Deferred turnaround and catalyst costs 673 718 Less: Investments in joint ventures 141 4 Less: Changes in current assets and current liabilities (1,306) 976 Free cash flow $4,485 $1,844

VLO Non-GAAP Disclosures: Return on Invested Capital VALERO ENERGY CORPORATION RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited, in Millions, Except Percentage and Ratio Amounts) Three Months Ended March 31, 2016 Year Ended December 31, 2016 Three Months Ended March 31, 2017 Numerator: Operating income $829 $3,572 $537 Effective tax rate 29.7% 24.0% 26.0% Operating income after tax $583 $2,713 $397 TTM operating income after tax $2,528 = $2,713 + $397 – $583 Three Months Ended March 31, 2016 Three Months Ended March 31, 2017 Denominator: Current portion of debt and capital lease obligations $128 $120 Debt and capital lease obligations, less current portion 7,207 8,369 Total equity 21,495 20,651 Total invested capital $28,830 $29,140 TTM total invested capital $28,985 = ($28,830 + $29,140) / 2 TTM return on invested capital 8.7% = $2,528 / $28,985 VLO defines return on invested capital (ROIC) as operating income after tax divided by the total invested capital. VLO defines total invested capital as the sum of total debt and total equity. VLO defines operating income after tax for the trailing 12 month (TTM) period as the sum of operating income after tax for 2016 and the three months ended Mar 31, 2017, less that for the three months ended Mar 31, 2016 (taxes calculated using VLO’s effective tax rate for each period). VLO defines TTM total invested capital as the average of the total invested capital for the current three month period ended Mar 31, 2017, and the same period one year ago (2016). VLO believes that the presentation of ROIC provides useful information to investors for assessing how efficiently it uses its capital and its ability to generate returns from invested capital.

VLO Non-GAAP Disclosures: EBITDA and Net Debt-to-EBITDA VALERO ENERGY CORPORATION RECONCILIATION OF NET INCOME TO EBITDA (Unaudited, in Millions, Except Ratio Amount) Three Months Ended March 31, 2016 Year Ended December 31, 2016 Three Months Ended March 31, 2017 Net income $513 $2,417 $321 Less: Deferred turnaround and catalyst costs 161 718 245 Plus: Depreciation and amortization expense 485 1,894 500 Plus: Interest and debt expense, net of capitalized interest 108 446 121 Plus: Income tax expense 217 765 112 EBITDA $1,162 $4,804 $809 TTM EBITDA $4,451 = $4,804 + $809 – $1,162 Three Months Ended Mar 31, 2017 Debt and capital lease obligations, less current portion $8,369 Current portion of debt and capital lease obligations 120 Cash and temporary cash investments (4,463) Total debt net of cash $4,026 TTM net debt-to-EBITDA 0.9 = $4,026 / $4,451 VLO defines net debt-to-EBITDA ratio as total debt net of cash divided by EBITDA adjusted for turnaround and catalyst costs. VLO defines EBITDA for the trailing 12 month period (TTM) as the sum of EBITDA for 2016 and the three months ended Mar 31, 2017, less that for the three months ended Mar 31, 2016. VLO believes that the presentation of net debt-to-EBITDA provides useful information to investors to assess its ability to incur and service debt.

VLO Non-GAAP Disclosures: Adjusted Earnings Per Common Share VALERO ENERGY CORPORATION Reconciliation of earnings per common share – assuming dilution, to adjusted earnings per common share – assuming dilution (Unaudited, in Millions, Except Ratio Amount) Year Ended December 31, 2016 Year Ended December 31, 2015 Earnings per common share – assuming dilution $4.94 $7.99 Exclude adjustments: Lower of cost or market inventory valuation adjustment, net of taxes 1.25 (1.25) Asset impairment loss (0.12) — Income tax benefit on Aruba Disposition 0.09 — Total adjustments 1.22 (1.25) Adjusted earnings per common share – assuming dilution $3.72 $9.24  Average adjusted earnings per common share – assuming dilution $9.24 = ($3.72 + $9.24) / 2 VLO defines adjusted earnings per common share – assuming dilution as earnings per common share – assuming dilution excluding the lower of cost or market inventory valuation adjustment and its related income tax effect. VLO believes this measure is useful to assess our ongoing financial performance because, when reconciled to earnings per common share – assuming dilution, it provides improved comparability between periods through the exclusion of certain items that VLO believes are not indicative of our core operating performance and that may obscure our underlying business results and trends.

VLO Non-GAAP Disclosures: Price to Earnings VALERO ENERGY CORPORATION RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited, in Millions, Except Percentage and Ratio Amounts) Three Months Ended March 31, 2016 Year Ended December 31, 2016 Three Months Ended March 31, 2017 Numerator: Net income $495 $2,289 $305 TTM net income $2,099 = $2,289 + $3.05 – $495 Weighted-average common shares outstanding 464 471 451 TTM weighted-average common shares outstanding 444 = 464 + 451 – 471 TTM earnings per share from continuing operations $4.72 = $2,099 / 444 June 14, 2017 Denominator: Closing price of common shares outstanding $64.75 Price to earnings ratio 13.7x = $64.75 / $4.72 VLO defines price to earnings (PE) as earnings per share from continuing operations divided by the closing price of its common shares outstanding. VLO defines earnings per share from continuing operations for the trailing 12 month (TTM) period as the sum of earnings per share from continuing operations for 2016 and the three months ended Mar 31, 2017, less that for the three months ended Mar 31, 2016. VLO defines the current share price as the closing share price on June 14, 2017. VLO believes that the presentation PE provides useful information to investors for assessing the value of our earnings per share from continuing operations relative to VLO’s closing price of common shares outstanding.

VLP Non-GAAP Disclosures: EBITDA, Distributable Cash Flow, and Debt-to-EBITDA VLP defines EBITDA as net income before income tax expense, interest expense, and depreciation expense. VLP defines distributable cash flow as EBITDA less (i) EBITDA attributable to its Predecessor and cash payments during the period for interest, income taxes, and maintenance capital expenditures; plus (ii) adjustments related to minimum throughput commitments, capital projects prefunded by Valero, and certain other items. VLP defines coverage ratio as the ratio of distributable cash flow to the total distribution declared. EBITDA, distributable cash flow, and coverage ratio are supplemental financial measures that are not defined under GAAP. They may be used by management and external users of our financial statements, such as industry analysts, investors, lenders, and rating agencies, to: describe VLP’s expectation of forecasted earnings; assess VLP’s operating performance as compared to other publicly traded limited partnerships in the transportation and logistics industry, without regard to historical cost basis or, in the case of EBITDA, financing methods; assess the ability of VLP’s business to generate sufficient cash to support its decision to make distributions to its unitholders; assess VLP’s ability to incur and service debt and fund capital expenditures; and assess the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. VLP believes that the presentation of EBITDA provides useful information to investors in assessing its financial condition and results of operations. The GAAP measures most directly comparable to EBITDA are net income and net cash provided by operating activities. EBITDA should not be considered an alternative to net income or net cash provided by operating activities presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income or net cash provided by operating activities. EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because EBITDA may be defined differently by other companies in our industry, VLP’s definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

VLP Non-GAAP Disclosures: EBITDA, Distributable Cash Flow, and Debt-to-EBITDA (continued) VLP uses distributable cash flow to measure whether it has generated from its operations, or “earned,” an amount of cash sufficient to support the payment of the minimum quarterly distributions. VLP’s partnership agreement contains the concept of “operating surplus” to determine whether VLP’s operations are generating sufficient cash to support the distributions that it is paying, as opposed to returning capital to VLP’s partners. Because operating surplus is a cumulative concept (measured from VLP’s IPO date and compared to cumulative distributions from the IPO date), VLP uses the term distributable cash flow to approximate operating surplus on a quarterly or annual, rather than a cumulative, basis. As a result, distributable cash flow is not necessarily indicative of the actual cash VLP has on hand to distribute or that it is required to distribute. VLP uses the distribution coverage ratio to reflect the relationship between its distributable cash flow and the total distribution declared. The debt-to-EBITDA ratio as defined in accordance with VLP’s debt covenants is the total debt and capital lease obligations divided by adjusted pro forma EBITDA for the trailing 12 month period. VLP believes that the presentation of net debt-to-EBITDA provides useful information to investors to assess its ability to incur and service debt.

VLP Non-GAAP Disclosures: Debt-to-EBITDA VALERO ENERGY PARTNERS LP RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited, in Thousands, Except Ratio Amount) March 31, 2017 Numerator: Total debt and capital lease obligations $895,057 Three Months Ended March 31, 2016 Year Ended December 31, 2016 Three Months Ended March 31, 2017 Denominator: Net income $35,780 $188,831 $58,137 Plus: Depreciation expense 11,512 45,965 11,775 Plus: Interest and debt expense, net of capitalized interest 2,659 14,915 8,289 Plus: Income tax expense 242 1,112 304 EBITDA 50,193 250,823 78,505 Less: EBITDA attributable to Predecessor (5,394) (11,492) — EBITDA attributable to Partnership $55,587 $262,315 $78,505 12 Months Ended March 31, 2017 EBITDA attributable to Partnership for 12 months ended Mar 31, 2017: Sum of EBITDA for three months ended Mar 31, 2017 and year ended December 31, 2016 less EBITDA for three months ended Mar 30, 2016 $285,233 Pro forma EBITDA adjustments: Plus: Sep 1, 2016 – Meraux and Three Rivers Terminal Services ($38,600 x 5/12 months) 16,083 Plus: Jan 18, 2017 – Red River Pipeline ($7,000 x 9.6/12 months) 5,600 Adjusted pro forma EBITDA $306,916 Debt-to-EBITDA ratio ($895,057 / $306,916): 2.9

VLP Non-GAAP Disclosures: Quarterly EBITDA and Distributable Cash Flow

VALERO ENERGY PARTNERS LP
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in Thousands)

	1Q2014	2Q2014	3Q2014	4Q2014	1Q2015	2Q2015	3Q2015	4Q2015	1Q2016	2Q2016	3Q2016	4Q2016	1Q2017
Net income	($8,280)	($6,929)	($7,934)	($10,218)	($269)	$19,161	$15,625	$36,795	$35,780	$44,545	$48,707	$59,799	$58,137
Plus: Depreciation expense	8,319	8,632	10,398	10,560	10,364	10,578	13,760	10,976	11,512	11,821	11,319	11,313	11,775
Plus: Interest and debt expense, net of capitalized interest	228	221	214	209	601	1,411	1,353	2,748	2,659	3,251	3,672	5,333	8,289
Plus: Income tax expense (benefit)	157	150	129	112	(126)	(51)	115	313	242	303	235	332	304
EBITDA	424	2,074	2,807	663	10,570	31,099	30,853	50,832	50,193	59,920	63,933	76,777	78,505
Less: EBITDA attributable to Predecessor	(13,434)	(13,491)	(19,397)	(23,078)	(17,240)	(11,638)	(12,727)	(6,047)	(5,394)	(3,703)	(2,395)	—	—
EBITDA attributable to Partnership	13,858	15,565	22,204	23,741	27,810	42,737	43,580	56,879	55,587	63,623	66,328	76,777	78,505
Plus: Adjustments related to minimum throughput commitments	32	475	(235)	(164)	(20)	24	—	18	14	221	865	393	(897)
Plus: Projects prefunded by Valero	775	853	418	865	589	—	—	—	—	—	—	—	—
Plus: Other	—	—	—	—	384	—	—	—	—	—	—	—	—
Less: Cash interest paid	236	229	221	213	172	1,406	1,374	2,415	2,502	2,982	3,204	5,185	1,908
Less: Income taxes paid	—	9	—	—	—	441	—	—	—	496	—	9	—
Less: Maintenance capital expenditures	864	1,005	1,035	1,623	1,139	863	326	1,621	2,002	1,518	2,239	3,964	2,038
Distributable cash flow	$13,565	$15,650	$21,131	$22,606	$27,452	$40,051	$41,880	$52,861	$51,097	$58,848	$61,750	$68,012	73,662

The statement of income data has been retrospectively adjusted to include the historical results of operations of the businesses acquired from Valero for periods prior to their dates of acquisition.

44
VALERO

Investor Relations Contacts For more information, please contact: John Locke Vice President, Investor Relations 210.345.3077 john.locke@valero.com Karen Ngo Senior Manager, Investor Relations 210.345.4574 karen.ngo@valero.com Tom Mahrer Manager, Investor Relations 210.345.1953 tom.mahrer@valero.com